SECOND AMENDMENT TO SUBSCRIPTION AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment Agreement”) effective as of the ___ day of July, 2006 between Energy Infrastructure Acquisition Corp. ( “Energy”) and George Sagredos (the “Subscriber”).

WHEREAS, Energy and the Subscriber are parties to a Subscription Agreement effective as of January 2, 2006 (the “Subscription Agreement”); and

WHEREAS, the Subscription Agreement was previously amended to provide for certain demand and piggy-back registration rights; and

WHEREAS, the parties desire to amend the Subscription Agreement to replace Section 7 in its entirety.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.  Section 7. “Waiver of Liquidation Distributions” shall be deleted in its entirety and replaced with the following text:

7. Waiver of Liquidation Distributions.

In connection with the Units purchased pursuant to this Agreement, the Subscribers hereby waive any and all right, title, interest or claim of any kind (“Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever. For purposes of clarity, in the event the Subscriber purchase shares of Common Stock in the IPO or in the aftermarket such shares shall be eligible to receive any liquidating distributions by the Company. The term “Trust Account” shall mean the trust account in which most of the proceeds of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

2.  Definitions. Capitalized terms contained herein and not specifically defined in this Agreement shall have the respective meanings ascribed to them in the Subscription Agreement.

3.  Miscellaneous. Except as expressly amended by this Amendment Agreement, the Subscription Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Subscription Agreement to be duly executed as of the day and year first above written.

ENERGY INFRASTRUCTURE ACQUISITION CORP.

By:
Name: Marios Pantazopoulos Title: Chief Financial Officer

SUBSCRIBER:

By:
(Please sign here) George Sagredos